                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    Notice is hereby given that the Annual Meeting of Stockholders of Chesapeake Biological Laboratories, Inc. will be held on Thursday, July 9, 1998, at 10:00 AM at the Company's corporate offices located at 1111 South Paca Street, Baltimore, Maryland 21230 for the following purposes:

        1. To elect seven (7) directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on May 19, 1998, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By order of the Board of Directors,

                                                     [LOGO]

                                          Thomas C. Mendelsohn
                                          Secretary
                                          Baltimore, Maryland
                                          June 8, 1998

                                   IMPORTANT

    Please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that if you are unable to attend the Annual Meeting, your shares may be voted.

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
                             1111 South Paca Street

Baltimore, Maryland 21230

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Chesapeake Biological Laboratories, Inc. to be held on Thursday, July 9, 1998, at the Company's corporate offices located at 1111 South Paca Street, Baltimore, Maryland 21230.

    At the Annual Meeting you will be asked to consider and vote upon the election of seven directors of the Company. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

    After careful consideration, the Company's Board of Directors recommends that you vote "FOR ALL NOMINEES" nominated for election as directors of the Company.

    After reading the Proxy Statement, please mark, date, sign and return, by no later than July 1, 1998, the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company that you wish to vote in person and, if you attend and vote in person, your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

    A copy of the Chesapeake Biological Laboratories, Inc. 1998 Annual Report is also enclosed.

    We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                               [LOGO]

                                          William P. Tew, Ph.D.
                                          Chairman and Chief Executive Officer

Baltimore, Maryland
June 8, 1998

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                                PROXY STATEMENT

                                    GENERAL

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Chesapeake Biological Laboratories, Inc. ("CBL" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, July 9, 1998, at 10:00 AM at the Company's corporate office, 1111 S. Paca Street, Baltimore, Maryland 21230, or at any adjournment thereof. The purpose for the meeting and the matters to be voted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are being sent or given to the stockholders on or about June 8, 1998, together with an Annual Report to Stockholders.

    By completing and returning the accompanying proxy, the stockholder authorizes William P. Tew, Ph.D., and John C. Weiss, III, or either of them, to act as proxies with full power of substitution. All returned proxies which are properly signed will be voted as the stockholder directs. If no direction is given, the executed proxies will be voted "FOR ALL NOMINEES" with respect to Proposal No. 1 (Election of Directors). The affirmative vote of a plurality of all votes cast at the meeting at which a quorum is present is necessary for the election of a director. For purposes of Proposal No. 1 (Election of Directors), abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. A proxy may be revoked by a stockholder at any time before it is voted at the Annual Meeting by giving notice of revocation to the Company in writing or by attending and voting at the meeting.

    The Company bears the cost of soliciting proxies. In addition to soliciting proxies by use of mail, the officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. Hill and Knowlton, Inc. has been retained to assist in soliciting proxies at a fee of approximately $3,000 plus expenses. The Company may reimburse custodians, nominees and other fiduciaries for reasonable out-of-pocket and clerical expenses in forwarding proxy materials to their principals.

    Only holders of record of the Class A Common Stock, one cent ($0.01) par value (the "Class A Common Stock"), of the Company at the close of business on May 19, 1998, are entitled to notice of and to vote at the meeting or any adjournment thereof. On May 19, 1998, there were 5,280,947 shares of the Class A Common Stock outstanding; each such share is entitled to one vote on each matter to be presented for a vote at the meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of Class A Common Stock is necessary to constitute a quorum at the Annual Meeting of Stockholders.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

    At the Annual Meeting, seven (7) directors (constituting the entire Board of Directors of the Company) are to be elected. Unless otherwise specified, the nominees named below will be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Each nominee named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the Board of Directors may designate a replacement. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

INFORMATION WITH RESPECT TO NOMINEES

    Set forth below is information regarding the nominees, including information furnished by them as to their principal occupation at present and for the last five years, certain other directorships held by them, the year in which each became a director of the Company and their ages as of March 31, 1998:

    WILLIAM P. TEW, PH.D., age 51, is a founder of the Company and has been a Director and Chairman of the Board of the Company since operations began in 1980, and Chief Executive Officer since 1988. In addition to his full time position with the Company, Dr. Tew also holds an appointment as Research Associate in the Department of Biological Chemistry at The Johns Hopkins University School of Medicine.

    JOHN C. WEISS, III, age 49, has been a Director of the Company since 1986, and was appointed President of the Company in May 1996. From 1994 to 1996, Mr. Weiss was the Managing General Partner of Anthem Capital, L.P., a Baltimore-based venture capital firm. From 1990 to 1994, Mr. Weiss was the Managing Director of The Maryland Venture Capital Trust and from 1984 to 1990, Mr. Weiss was the Managing Director of the Baltimore office of Arete Ventures, Inc., a venture capital firm. Mr. Weiss currently serves on the Board of Visitors of the University of Maryland, Baltimore and for the past four years has chaired the Investment Committee of the Foundation Board of St. Agnes Hospital.

    NARLIN B. BEATY, PH.D., age 48, joined the Company in 1983 and currently serves as Chief Technical Officer. He served as President of the Company from 1991 until May 1996, and has been a Director of the Company since 1989. Dr. Beaty also served as Acting President of the Company from 1989 to 1991 and as Director of Development for the Company from 1985 to 1988.

    THOMAS C. MENDELSOHN, age 53, joined the Company in 1991 and serves as Vice President of New Business Development and Corporate Secretary. Mr. Mendelsohn has been a Director of the Company since 1991. From 1966 to 1991, Mr. Mendelsohn served on the Board of Directors and was an officer of Barre-National, Inc., a pharmaceutical company located in Maryland. From 1979 to 1991, he served as Senior Vice President of Sales and Marketing of Barre-National, Inc.

    REGIS F. BURKE, age 50, was elected a Director of the Company in 1995. Mr. Burke is a Certified Public Accountant in practice on his own since 1988. Mr. Burke specializes in corporate transaction consulting, business planning, business valuation and litigation support services. Mr. Burke currently serves as an outside director to several private companies located in Maryland and Pennsylvania. Prior to 1988, Mr. Burke was a partner with Touche Ross & Co., an international accounting firm.

    HARVEY L. MILLER, age 58, was elected a Director in 1996. Since 1980, Mr. Miller has been Chairman of GSI Corporation, a manufacturer of high-tech wire assemblies. Since 1986, Mr. Miller has been president of DM Realty Corporation, a developer of commercial real estate sites. Mr. Miller was elected a director of Maryland Midland Railway, Inc. in March 1997.

    THOMAS P. RICE, age 48, was elected a Director in 1997. Mr. Rice is a Certified Public Accountant. In 1996, Mr. Rice founded Columbia Investments, LLC to make selective investments, primarily in the health care industry. From 1993 to 1996, Mr. Rice was Executive Vice President, Chief Operating and Financial Officer and a member of the Board of Directors of Circa Pharmaceuticals, Inc., a publicly-traded pharmaceutical firm. From 1991 to 1993, Mr. Rice was a principal of Competitive Advantage, a Baltimore based management consulting firm. From 1985 to 1990, Mr. Rice was Vice President of Administration and Finance of PharmaKinetics Laboratories, Inc., Baltimore, Maryland.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors has three standing committees: a Compensation Committee, an Audit Committee and a Stock Option Committee. The current members of each committee are Messrs. Burke, Miller and Rice. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Stock Option Committee administers and grants stock options and awards pursuant to the Company's Incentive Stock Option Plans.

    The Audit Committee, which includes the outside directors, met with the Company's independent public accountants, both before and after the year-end audit.

    During the fiscal year ended March 31, 1998, the Board of Directors held five formal meetings. Dr. Beaty, and Messrs. Mendelsohn and Miller each missed one meeting during the year.

COMPENSATION OF BOARD OF DIRECTORS

    Executive Officers of the Company who also serve on the Board of Directors receive no additional compensation for their service as such. Members of the Board of Directors who are not also employed by the Company receive annual compensation of $9,600 per year for their service on the Board of Directors. In addition, the Company grants to each director, upon that individual's initial appointment or election to the Board of Directors, an option to purchase 8,000 shares of Common Stock at the then current market price. Accordingly, Mr. Burke was granted an option to purchase 8,000 shares of Common Stock at $1.50 per share in November 1995; Mr. Miller was granted an option to purchase 8,000 shares of Common Stock at $3.125 per share in November 1996; and Mr. Rice was granted an option to purchase 8,000 shares of Common Stock at an exercise price of $5.1875 per share in March 1997. In addition, in recognition of his long service as a member of the Board of Directors, in 1995, Mr. Weiss was granted an additional option to purchase 8,000 shares of Common Stock at an exercise price of $1.50 per share. During the 1998 fiscal year, Mr. Weiss exercised options with respect to 4,000 shares. Each of these respective options is evidenced by a Director's Agreement and a related Option Agreement by and between the Company and the director and becomes exercisable based on a vesting schedule over a four-year period measured from the date of grant.

    In addition, in March 1997, the Board of Directors approved the 1997 Directors' Stock Option Plan of the Company (the "Directors' Plan"). The Directors' Plan provides for the issuance of a non-qualified stock option to purchase 3,000 shares of Common Stock to each director of the Company who is not an officer and who is serving as chairperson of any standing committee of the Board of Directors at the date of grant. Options under the Directors' Plan are automatically granted annually at the first meeting of the Board of Directors following the Annual Meeting of the Stockholders at an exercise price equal to the then current market price of the Common Stock. Accordingly, on August 12, 1997, options to purchase 3,000 shares each were granted to Messrs. Burke, Miller and Rice, exercisable at the then current market price of $6.00 per share. Options granted under the Directors' Plan generally vest on the first anniversary of the date of grant, provided that the director is deemed under the Directors' Plan to have served as chairperson of a standing committee through that date. An aggregate of 25,000 shares of Common Stock have been reserved for issuance pursuant to the Directors' Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends that stockholders vote FOR each of the nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of May 19, 1998, with respect to the number of shares owned by each person who is known by the Company to own beneficially 5% or more of its Class A Common Stock, each director of the Company and all directors and officers of the Company as a group.

                                                                               SHARES
NAME AND ADDRESS OF                                                         BENEFICIALLY     PERCENTAGE BENEFICIALLY
  BENEFICIAL OWNER                                                            OWNED(1)                OWNED
------------------------------------------------------------------------  -----------------  -----------------------

William P. Tew, Ph.D.                                                          391,168(2)                 7.2%
1111 South Paca Street
Baltimore, MD 21230

Regis F. Burke                                                                  12,700(3)                 0.2%
6 Kincaid Court
Baldwin, MD 21013

Harvey L. Miller                                                                42,000(5)                 0.8%
200 Village Square
Cross Keys
Baltimore, MD 21210

Thomas P. Rice                                                                  12,000(5)                 0.2%
4209 Buckskin Wood Drive
Ellicott City, MD 21042

Narlin B. Beaty, Ph.D.                                                         137,791(6)                 2.5%
13406 Blythenia Road
Phoenix, MD 21131

Thomas C. Mendelsohn                                                           103,966(6)                 1.9%
2117 Burdock Road
Baltimore, MD 21209

John C. Weiss, III                                                              45,865(4)                 0.9%
5907 Charlesmead Ave.
Baltimore, MD 21212

All directors and officers as a group                                          899,847(7)                16.6%
(9 persons)

------------------------

(1) Unless otherwise noted, all shares indicated are held with sole voting and sole investment power.

(2) Includes 30,130 shares purchasable under option exercisable within 60 days of May 19, 1998; does not include 14,000 shares owned by Pamela Maupin, wife of Dr. Tew, with respect to which shares Dr. Tew disclaims beneficial ownership.

(3) Includes 4,000 shares purchasable under option exercisable within 60 days of May 19, 1998.

(4) Includes 35,015 shares purchasable under option exercisable within 60 days of May 19, 1998.

(5) Includes 2,000 shares purchasable under option exercisable within 60 days of May 19, 1998.

(6) Includes 18,786 shares purchasable under option exercisable within 60 days of May 19, 1998.

(7) Includes 141,289 shares purchasable under option exercisable within 60 days of May 19, 1998.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

EXECUTIVE OFFICERS OF THE COMPANY

    In addition to those individuals identified above as nominees for election to the Board of Directors of the Company and who are also Executive Officers of the Company (Drs. Tew and Beaty and Messrs. Weiss and Mendelsohn), John T. Janssen has served as Treasurer and Chief Financial Officer of the Company since joining the Company in January 1993, and Robert J. Mello, Ph.D. has served as Vice President of Quality and Regulatory Affairs since rejoining the Company in 1994.

    Mr. Janssen, age 59, a Certified Public Accountant, has over thirty-five
(35) years of diversified financial management experience and, during the twelve
(12) years prior to joining the Company, was a member of the Board of Directors and was Chief Financial Officer of both Barre-National, Inc. of Baltimore, Maryland, and Genesee Brewing Co. of Rochester, New York.

    Dr. Mello, age 47, holds a Bachelor of Science degree in Biology and a Ph.D. degree in Biochemistry from The Johns Hopkins University School of Medicine and had been with the Company for ten (10) years before joining Lederle Laboratories in 1992 as Manager, Validation Services. At Lederle, he established, coordinated and monitored validation programs at four sites. During his ten (10) years with the Company, Dr. Mello served originally as Director of Research and Development and then as Director, Quality Assurance and Regulatory Affairs, and as Corporate Secretary.

    Officers of the Company are elected annually and serve at the discretion of the Board of Directors.

COMPENSATION COMMITTEE REPORT

    As members of the Compensation Committee of the Chesapeake Biological Laboratories, Inc. Board of Directors, it is our duty to exercise the power and authority of the Board of Directors with respect to the compensation of the Company's executive officers.

    GENERAL COMPENSATION POLICY

    Under the supervision of the Compensation Committee, the Company has developed a compensation policy which is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the growth and profitability of the Company. It is our objective to have a portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of the Company as measured by personal performance. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary which reflects individual performance and expertise; (ii) an incentive compensation tied to the Company's profit, payable as an adjustment to base salary; and (iii) long-term stock-based incentive awards through the Company's Employee Incentive Stock Option Program which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    FACTORS

    Because the Company is in the growth stage, the use of traditional standards (such as profit levels and return on equity) are not appropriate as the only factors in evaluating the performance of its executive officers. Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. Additional factors were also taken into account, and we may at our discretion apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

BASE SALARY

    Base compensation is established through negotiation between the Company and the executive at the time the executive is first hired, and then subsequently when the executive's base compensation is subject to review or reconsideration. When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee considers numerous factors, including the qualifications of the executive and the amount of relevant individual experience the officer brings to the Company, strategic goals for which the executive has responsibility, compensation levels at companies at a comparable stage of development who compete with the Company for business and executive talent and the incentives which are necessary to attract and retain qualified management.

    INCENTIVE COMPENSATION

    In addition to the base salary, the Board of Directors has adopted an Incentive Compensation Program whereby the annual base salary of specified Company executives may be increased based on the profit of the Company at the end of each fiscal year. The base salaries of nine executives were supplemented during the 1998 fiscal year to reflect the adjustments specified under the Incentive Compensation Program for the financial performance of the 1997 fiscal year. In addition, Mr. Weiss and Mr. Janssen were each granted a $4,000 bonus for their extra effort in connection with the completion in June 1997 of the Company's follow-on public offering of 1,037,000 shares of Class A Common Stock. There was no increase in compensation as a result of the 1998 fiscal year results.

    LONG-TERM COMPENSATION

    Each executive officer of the Company is eligible for stock option awards under the Company's Employee Incentive Stock Option Program which is designed to give the recipient a significant equity stake in the Company and thereby closely align their interests with those of the Company's stockholders. Factors considered include the executive's or key employee's position in the Company, his or her performance and responsibilities, and the extent to which he or she already holds an equity stake in the Company. In addition, consideration is given to the success of the Company over the preceding fiscal year as measured on the basis of various indexes, including increases in the market capitalization and pre-tax profit of the Company over the preceding fiscal year. During the fiscal year ended March 31, 1998, options to purchase the number of shares of Class A Common Stock set forth beside their respective names, exercisable at the stated price, were issued to: William P. Tew, Ph.D.--30,130 shares at $3.75 per share; John C. Weiss, III-- 25,015 shares at $3.75 per share; and Narlin B. Beaty, Ph.D., John T. Janssen, Thomas C. Mendelsohn and Robert J. Mello, Ph.D.--13,786 shares each at $3.75 per share. In each instance, the exercise price reflects the market price of the Class A Common Stock on the date of the grant.

    CEO COMPENSATION

    The annual base salary review of William P. Tew, Ph.D., the Company's Co-Founder and Chief Executive Officer was completed as of July 1, 1997. Dr. Tew's base salary was not changed from that set as of July 1, 1996, $170,000. Dr. Tew's total cash compensation (base plus incentive) for the fiscal year ended March 31, 1998, was $194,428. In setting Dr. Tew's base salary, we determined that he had made significant achievements over the past several years which were important to the Company's future growth and assisted the Company in enhancing stockholder value.

    We conclude our report with the acknowledgment that no member of the Compensation Committee is a former or current officer or employee of the Company.

    Compensation Committee, March 31, 1998

    Thomas P. Rice, Committee Chairman
    Regis F. Burke
    Harvey L. Miller

STOCK PERFORMANCE GRAPH

    The graph depicted below shows the Company's stock price as an index assuming $100 invested on March 31, 1993, along with the composite prices of companies listed on the Nasdaq US Index and Nasdaq Pharmaceutical Index.

                       Comparison of Five-Year Cumulative
                    Total Return Among CBL, Nasdaq US Index,
                          Nasdaq Pharmaceutical Index

                           [STOCK PERFORMANCE GRAPH]

                                         3/31/93    3/31/94    3/31/95    3/31/96    3/31/97    3/31/98
  Chesapeake Biological Labs., Inc.     $  100.00  $  215.38  $  146.15  $   92.50  $  307.69  $  476.92
  Nasdaq US Index                       $  100.00  $  107.94  $  120.08  $  163.03  $  181.20  $  275.22
  Nasdaq Pharmaceutical Index           $  100.00  $  100.99  $  100.61  $  177.38  $  162.38  $  194.22

The Company believes the Nasdaq Pharmaceutical Index is a reasonable peer group comparison.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's five other highest compensated executive officers for services rendered in all capacities to the Company for the fiscal years ended March 31, 1998, 1997 and 1996.

                                                                          SUMMARY COMPENSATION
                                                   -------------------------------------------------------------------
                                                           ANNUAL COMPENSATION
                                                   -----------------------------------
                                                          SALARY AND INCENTIVE              LONG TERM COMPENSATION
                                                              COMPENSATION              ------------------------------
NAME AND                                           -----------------------------------    OTHER ANNUAL        STOCK
PRINCIPAL POSITION                                   YEAR         ($)       BONUS($)     COMPENSATION($)   OPTIONS(#)
-------------------------------------------------  ---------  -----------  -----------  -----------------  -----------
William P. Tew, Ph.D.............................  1998 1997     194,428                          849(1)       30,130
Chairman and Chief Executive Officer                    1996     187,219                          270(1)       75,000
                                                                 177,916                        1,232(1)       --

John C. Weiss, III...............................       1998     145,945        4,000          --              25,015
President                                               1997     102,917(2)                     2,400(3)       70,000
                                                        1996      --                           11,100(3)        8,000(3)

Narlin B. Beaty, Ph.D............................       1998     150,053                       --              13,786
Chief Technical Officer                                 1997     145,434                       --              30,000
                                                        1996     141,106                       --              20,000

John T. Janssen..................................       1998     147,880        4,000          --              13,786
Treasurer and Chief Financial Officer                   1997     141,299                       --              20,000
                                                        1996     130,546                       --              20,000

Thomas C. Mendelsohn.............................       1998     141,018                       --              13,786
Secretary and Vice President                            1997     136,654                       --              20,000
New Business Development                                1996     131,983                       --              20,000

Robert J. Mello, Ph.D............................       1998     144,792                       --              13,786
Vice President Quality                                  1997     138,698                       --              30,000
and Regulatory Affairs                                  1996     123,959                       --              20,000

------------------------

(1) Represents amounts paid by the Company for life insurance premiums on behalf of Dr. Tew.

(2) Represents a partial fiscal year as Mr. Weiss was appointed President of the Company in May 1996, after a ten-year tenure on the Board of Directors.

(3) Represents fees and options given to Mr. Weiss as a non-employee director.

    All employees of the Company are eligible to receive stock option awards through the Company's Employee Incentive Stock Option Program. The granting of such stock option awards is made at the sole discretion of the Stock Option Committee of the Board of Directors. It is the Company's philosophy to encourage equity ownership of the Company by its employees, thereby aligning their interests with those of the Company's stockholders. Factors considered in granting stock options include the employee's position in the Company, his or her performance and responsibilities, the success of the Company, and the extent to which the employee already holds an equity stake in the Company.

    At present, the Company does not offer any long-term incentive compensation other than the Stock Option Program. The Company established a 401(k) Profit Sharing Plan for all full-time CBL employees with six months service with the Company. Employees may contribute up to 10% of their salary to the plan, and the Company may match the first 3% of salary the employee contributes to the plan. The original entry date for the 401(k) Profit Sharing Plan for all eligible employees was October 1, 1993. The Company suspended the matching of employee contributions as of July 31, 1994.

    The Company may, at its option, contribute a variable percentage of eligible employee salaries to the employee's account in the plan. For the years ended March 31, 1998 and 1997, the Company chose not to contribute to this plan.

STOCK OPTION GRANTS

    Stock options were granted during the fiscal year to the officers listed below:

                                                                                                 POTENTIAL REALIZABLE
                                                                                                       VALUE AT
                                                                                                    ASSUMED ANNUAL
                                                         % OF TOTAL                                  APPRECIATION
                                                           OPTIONS      EXERCISE                    FOR OPTION TERM
                                             SHARES        GRANTED        PRICE     EXPIRATION   ---------------------
                                           GRANTED(1)   IN FISCAL 98    PER SHARE      DATE        5%($)      10%($)
                                           -----------  -------------  -----------  -----------  ---------  ----------
William P. Tew, Ph.D.....................      30,130          14.9%    $    3.75       7/2/07   $  73,100  $  192,900
John C. Weiss, III.......................      25,015          12.4%    $    3.75       7/2/07   $  60,700  $  160,100
Narlin B. Beaty, Ph.D....................      13,786           6.8%    $    3.75       7/2/07   $  33,400  $   88,200
John T. Janssen..........................      13,786           6.8%    $    3.75       7/2/07   $  33,400  $   88,200
Robert J. Mello, Ph.D....................      13,786           6.8%    $    3.75       7/2/07   $  33,400  $   88,200
Thomas C. Mendelsohn.....................      13,786           6.8%    $    3.75       7/2/07   $  33,400  $   88,200

------------------------

(1) All options above were fully exercisable when granted.

STOCK OPTION EXERCISES AND HOLDINGS

    The table below sets forth information concerning the exercise of options during the 1998 fiscal year and unexercised options held as of the end of the fiscal year by the Company's Chief Executive Officer and the Company's five other most highly compensated executive officers.

            AGGREGATED OPTION EXERCISES IN THE 1998 FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                                    VALUE OF
                                                                                 NUMBER OF        UNEXERCISED
                                                                                UNEXERCISED       IN-THE-MONEY
                                                                                  OPTIONS           OPTIONS
                                                                                 AT FISCAL         AT FISCAL
                                                       SHARES                   YEAR-END (#)     YEAR-END ($)1
                                                      ACQUIRED      VALUE     EXERCISABLE (E)/  EXERCISABLE (E)/
                                                     ON EXERCISE   REALIZED    UNEXERCISABLE     UNEXERCISABLE
NAME                                                     (#)         ($)            (U)               (U)
---------------------------------------------------  -----------  ----------  ----------------  ----------------
William P. Tew, Ph.D...............................                                30,130(E)     $    120,520(E)
                                                         --           --           75,000(U)     $    323,250(U)
John C. Weiss, III.................................                                35,015(E)     $    161,310(E)
                                                          4,000   $   20,500       64,000(U)     $    347,500(U)
Narlin B. Beaty, Ph.D..............................                                18,786(E)     $     86,394(E)
                                                         --           --           45,000(U)     $    232,500(U)
John T. Janssen....................................                                13,786(E)     $     55,143(E)
                                                         55,000   $  262,881       35,000(U)     $    186,250(U)
Robert J. Mello, Ph.D..............................                                18,786(E)     $     85,143(E)
                                                         --           --           40,000(U)     $    216,250(U)
Thomas C. Mendelsohn...............................                                18,786(E)     $     86,394(E)
                                                         50,000   $  210,937       35,000(U)     $    186,250(U)

------------------------

(1) Assumes, for all unexercised in-the-money options, the difference between fair market value and the exercise price. The fair market value on March 31, 1998 was $7.75 per share.

    John C. Weiss, III, President and Director of the Company, exercised an option to purchase 4,000 shares of the Company's Class A Common Stock, at $1.50 per share, on February 10, 1998. This option had been granted in November 1995.

    John T. Janssen, Treasurer and Chief Financial Officer, of the Company, exercised options to purchase 50,000 shares at $1.875 per share and 5,000 shares at $1.50 per share on August 11, 1997, and February 10, 1998. These options had been granted in January, 1993, and in November, 1995, respectively.

    Thomas C. Mendelsohn, Secretary, Vice President and Director, of the Company, exercised an option to purchase 50,000 shares at $1.875 per share on February 10, 1998. This option had been granted in January 1993.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with each of its executive officers. These agreements generally provide for payment of a base salary, together with incentive compensation in an amount to be determined by the Board of Directors or Compensation Committee from time to time. The base salaries established in the employment agreements for Dr. Tew, Mr. Weiss and Dr. Beaty are $170,000, $130,000 and $131,200, respectively. The base salaries established in the employment agreements for Messrs. Janssen, Mendelsohn and Dr. Mello are $129,300, $123,300, and $126,600, respectively. The base salary applicable to any executive officer may be changed through action of the Compensation Committee or Board of Directors.

    The employment agreements provide, in the case of Dr. Tew, for an initial term of three years, with successive three-year renewal terms; in the case of Dr. Beaty, for an initial term of three years, with successive three-year renewal terms; and, in the case of Messrs. Weiss, Mendelsohn and Janssen and Dr. Mello, for an initial term of two years, with successive two-year renewal terms. The initial term of each employment agreement commenced July 1, 1995, except in the case of Mr. Weiss whose term commenced in May 1996. Pursuant to the employment agreements, each of the executive officers is required to devote substantially all of his business time to Company related matters and has agreed not to solicit clients or customers of the Company for a period following termination of employment.

    The employment agreements also provide for severance payments to the executive officers of the Company in certain circumstances. Dr. Tew and Mr. Weiss are entitled to receipt of severance payments of approximately two times their aggregate annual compensation, in the case of Dr. Tew, upon termination of his employment either following a change of control of the Company or breach by the Company of his employment agreement, or for good reason (generally defined as diminution of title or responsibilities, termination of benefit plans, or relocation of the Company), and in the case of Mr. Weiss, upon termination of his employment either following a breach by the Company of his employment agreement or for good reason. Drs. Beaty and Mello, and Messrs. Janssen and Mendelsohn, are each entitled to receipt of severance payments in an amount equal to approximately one-half of their respective annual compensation upon termination of their employment following a breach by the Company of their respective employment agreements or for good reason.

COMPLIANCE WITH SECTION 16(A)

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and beneficial owners of more than ten percent of CBL's stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon the Company's review of Forms 3 and 4 received by it for the year ended March 31, 1998, or written representations from certain reporting persons that no such reports were required to be filed by such persons, the Company believes that during fiscal year ended March 31, 1998, all filing requirements were complied with by its officers, directors and beneficial owners of more than ten percent of the Company's stock and other persons subject to Section 16 of the Exchange Act.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANT

    The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the 1999 fiscal year.

    Arthur Andersen LLP has served as independent accountants for the Company since February 21, 1991. A representative of Arthur Andersen LLP will be present at the meeting to have an opportunity to make a statement if he desires to do so, and to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be acted upon at the meeting. However, other matters properly brought before the meeting by stockholders will be considered.

                         STOCKHOLDER PROPOSALS FOR 1999

    Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company no later than February 8, 1999, and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the proxy materials relating to that meeting.

                        ADDITIONAL INFORMATION AVAILABLE

    THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CHESAPEAKE BIOLOGICAL LABORATORIES, INC., 1111 SOUTH PACA STREET, BALTIMORE, MARYLAND 21230,
ATTENTION: INVESTOR RELATIONS.

                                          By order of the Board of Directors,

                                                     [LOGO]

                                          Thomas C. Mendelsohn
                                          Secretary
                                          June 8, 1998

                                      CBL
                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                                     PROXY

    This proxy is solicited ON BEHALF OF THE BOARD OF DIRECTORS OF CHESAPEAKE BIOLOGICAL LABORATORIES, INC. The undersigned hereby appoints William P. Tew , Ph.D., and John C. Weiss, III, or either of them acting singly, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Chesapeake Biological Laboratories, Inc. held of record by the undersigned as of the close of business on May 19, 1998, at the Annual Meeting of Stockholders to be held on July 9, 1998, or any adjournment thereof.

    The Board of Directors recommends a vote "FOR ALL NOMINEES" in Proposal No. 1--Election of Directors.

                  PLEASE MARK YOU CHOICE IN BLUE OR BLACK INK.

 1.        PROPOSAL No. 1--ELECTION OF DIRECTORS:            FOR ALL NOMINEES listed below               WITHHOLD
                                                             (EXCEPT MARKED TO THE CONTRARY BELOW)/ /    AUTHORITY
                                                                                                         to vote for
                                                                                                         all nominees
                                                                                                         listed below
                                                                                                         / /

   (INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the name of the nominee(s) in the list below.)

NOMINEES: W.P. Tew, Ph.D., J.C. Weiss, III, N.B. Beaty, Ph.D., T.C. Mendelsohn,
          R.F. Burke, H.L. Miller, T.P. Rice

           In their discretion, the Proxies are hereby authorized to vote upon such other business as may properly
       2.  come before the meeting.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given with respect to any matter or matters, this proxy will be voted "FOR ALL NOMINEES" in Proposal No. 1- Election of Directors. If with respect to Proposal No. 1- Election of Directors, you withhold authority to vote for any named nominee(s) as a director, the shares represented by this proxy will be voted for the election of the remaining nominees as directors.

    Please sign exactly as name appears on the label above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                          Date: --------------------------------,
                                                                          1998

                                                                          ------------------------------------------
                                                                          Signature

                                                                          ------------------------------------------
                                                                          Signature if held jointly
                                                                          PLEASE MARK, SIGN, DATE AND RETURN THIS
                                                                          PROXY LETTER PROMPTLY USING THE ENCLOSED
                                                                          ENVELOPE.